Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

May 22, 2025

Take-Two Interactive Software, Inc.

110 West 44th Street

New York, New York 10036

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Take-Two Interactive Software, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) on February 7, 2025 of a registration statement on Form S-3 (Registration No. 333- 284748) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), that is automatically effective under the Act pursuant to Rule 462 promulgated thereunder. The Registration Statement relates to the proposed issuance and sale, from time to time, by the Company of debt securities (the “Debt Securities”) and shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock” and together with the Debt Securities, the “Securities”), each with an indeterminate amount as may at various times be issued at indeterminate prices, in reliance on Rule 456(b) and Rule 457(r) under the Act.

This opinion is furnished to you in connection with the Registration Statement and the related Prospectus, Prospectus Supplement and Current Report on Form 8-K, each filed by the Company with the Commission in connection with the registration under the Act, of up to 4,750,000 shares of the Company’s common stock, $0.01 par value per share (the “Shares”) (including up to 712,500 shares issuable upon exercise of an option granted to the underwriters by the Company) to be issued and sold by the Company. We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Prospectus Supplement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Form 8-K, entered into by and among the Company and the underwriters (the “Underwriting Agreement”).

We are acting as counsel for the Company in connection with the sale of the Shares. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

BRUSSELS CHICAGO DALLAS FRANKFURT HOUSTON LONDON  LOS ANGELES MILAN

MUNICH NEW YORK PALO ALTO PARIS ROME SAN FRANCISCO WASHINGTON

Take-Two Interactive Software, Inc.

May 22, 2025

On the basis of the foregoing, we are of the opinion that the Shares to be issued and sold have been duly authorized and, when such Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof. We do not express an opinion as to matters arising under the laws of any jurisdiction, other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States.

We consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus and Prospectus Supplement forming part of the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP